Exhibit 23.1

Consent of Independent Auditors

     We consent to the incorporation by reference in the following Registration Statements of The Corporate Executive Board Company of our reports dated January 31, 2003, with respect to the financial statements and schedule of The Corporate Executive Board Company included in the Annual Report on Form 10-K for the year ended December 31, 2002:

Registration Statement Number	Description

333-74145	S-8
333-39832	S-8
333-55864	S-3
333-67238	S-8
333-82642	S-3

/s/ Ernst & Young LLP

Washington, D.C.
February 26, 2003